Exhibit 10.16

ZONED PROPERTIES, INC.

STOCK OPTION GRANT NOTICE AND AGREEMENT

Zoned Properties, Inc., a Nevada Corporation (the “Company”), pursuant to its 2014 Employee Stock Option Plan (the “Plan”), a copy of which is attached hereto as Exhibit A, hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value $0.001 (“Stock), set forth below (the “Option”). The Option is subject to all of the terms and conditions set forth herein and is the Stock Option Agreement attached hereto as Exhibit B (the “Stock Option Agreement) and the Plan, and may be exercised by the Participant by its completion and delivery to the Company of the Exercise Notice, the form of which is attached hereto as Exhibit C (the “Exercise Notice”), all of which, along with Exhibit D referenced below, are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant: Newbridge Financial, Inc.

Grant Date: May 6, 2015

Exercise Price per Share: $1.00

Total Exercise Price: $1,000,000

Total Number of Shares: 1,000,000

Subject to the Option:

Expiration Date:

Type of Option:	_X_Incentive Stock Option ___Non-Qualified Stock Option

Vesting Schedule:	This Option shall vest and become exercisable for the shares of Stock as set forth on the vesting schedule attached hereto as Exhibit D. In no event; however, shall this Option vest and become exercisable for any additional shares of Stock after Participant’s termination of employment (“Termination of Employment”), termination of directorship (“Termination of Directorship”) or termination of consultancy (“Termination of Consultancy”), as applicable.

[This space intentionally blank. Signature page follows.]

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By the signature of Participant hereupon, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binging, conclusion and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or relation to the Option.

Zoned Properties, Inc.

By:	/s/ Bryan McLaren
Bryan McLaren (May 6, 2015)
Name:	Bryan McLaren
Title:	President & CEO
Date:	May 6, 2015

Participant:

By:	/s/ Guy S. Amico
Guy S. Amico (May 6, 2015)
Name:	Newbridge Financial, Inc.
Title:	Executive Chairman
Date:	May 6, 2015

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Exhibit A

Zoned Properties, Inc. 2014 Employee Stock Option Plan

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Exhibit B

Stock Option Agreement

Pursuant to the Stock Option Grant Notice and Agreement (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Zoned Properties, Inc., a Nevada Corporation (the “Company”), has granted to Participant an option under the Company’s 2014 Employee Stock Option Plan (the “Plan”) to purchase the number of shares of Stock indicated in the Grant Notice.

Article I

General

1.1.          Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2.          Incorporation of Terms Plan. The Option is subject to he terms and conditions of the Plan which are incorporated herein by reference.

Article II

Grant of Option

2.1.          Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a Parent or Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Inventive Stock Option to the maximum extent permitted by law.

2.2.          Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (with with the meaning of Section 424 of the Code), the exercise price per share of Stock subject to he Option shall no t be less than 100% of the Fair Market Value of the share of Stock on the Grant Date.

2.3.          Consideration to the Company, No Employment Rights. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or a Parent or Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary shall interfere with or restrict in any way the rights of the Company and its Parents and Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company and Participant.

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Article III

Period of Exercisability

3.1.          Commencement of Exercisability.

(a)         Subject to Sections 3.3, 5.8, and 5.10, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)         No portion of the Option which as not become vested and exercisable at the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant.

3.2.          Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment, which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes exercisable under Section 3.3.

3.3.          Expiration of Option. The Option may not be exercised to any extent by another after the first to occur of the following events:

(a)         The expiration of ten years from the Grant Date;

(b)         If this Option is designation as an Incentive Stock Option and Participant owned (within the meaning of Section 424(d) of Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock o the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;

(c)         The expiration of the three months following the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, unless such termination occurs by reason of Participant’s death or Disability or Participant’s discharge for Cause;

(d)         The expiration of one year following the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy by reason of Participant’s death or Disability; or

(e)         The date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy by the Company or any Parent or Subsidiary by reason of Participant’s discharge for Cause. Participant acknowledges that an Incentive Stock Option exercise more than three months after Participant’s Termination of Employment, other than by reason of death of Disability, will be taxed as a Non-Qualified Stock Option.

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3.4           Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Inventive Stock Options, including the Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to company with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

Article IV

Exercise of Option

4.1.          Person Eligible to Exercise. Except as provided in Sections 5.2(b) and 5.2(c), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2.          Partial Exercise. Any exercisable portion of the Option or the entire Option, if when wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3.          Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3.

(a)         An exercise Notice in writing signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. Such notice shall be substantially in the form attached as Exhibit C to the Grant Notice (or such other form as is prescribed by the Administrator);

(b)         The receipt by the Company of full payment for the shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under section 4.4;

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(c)         A bona fide written representation and agreement, in such form as is prescribed by the Administrator, signed by Participant or the other person then entitled to exercise such Option or portion thereof, statin that the shares of Stock are being acquired for Participant’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulation thereunder rand any other applicable law, and the Participant or other person then entitled to exercise such Option or portion thereof will indemnify the company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Administrator may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations and any other applicable law. Without limiting the generality of the foregoing, the Administrator may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing Stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

(d)         In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

4.4.          Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant.

(a)         cash;

(b)         check;

(c)         To the extent permitted under applicable lawyers, delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)         With the consent of the Administrator, such payment may be made, in whole or in part, through the surrender of shares of Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

(e)         With the consent of the Administrator, such payment may be made, in whole or in part, through the surrender of shares of Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

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(f)          With the consent the Administrator, any combination of the consideration provided in the foregoing paragraphs (a), (b), (c), (d), and (e).

4.5.          Conditions to Issuance of Stock Certificates. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all the following conditions:

(a)         The admission f such shares to listing on all stock exchanges on which such Stock is then listed

(b)         The completion of any registration or other qualifications of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)         The obtaining of any approval or other clearance from any state or federal government agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)         The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and

(e)         The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

4.6.          Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless an until such shares shall have been issued by the Company to such holder (As evidenced by the appropriate entry on the book of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Section 12.3 of the Plan.

Article V

Other Provisions

5.1.          Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to eh Plan, this Agreement or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administration under the Plan and this Agreement.

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5.2           Option Not Transferable.

(a)         Subject to Section 5.2(b), the Option may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts, or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)         Notwithstanding any other provision in this Agreement, with the consent of the Administrator and to the extent the Option is not intended to qualify as an Incentive Stock Option, the Option may be transferred to one of more Permitted Transferees subject to the terms and conditions set forth in Section 12.1(b) of the Plan.

(c)         Unless transferred to a Permitted Transferee in accordance with Section 5.2(b), during the lifetime of the Participant, only Participant may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during Participant’s lifetime. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3., be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

5.3.          Restrictive Legends and Stop-Transfer Orders.

(a)         The share certificate or certificates evidencing the shares of Stock purchased hereunder shall be endorsed with any legends that may be required by state or federal securities laws.

(b)         Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)         The Company shall not be required: (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provision of this Agreement, or (ii) to treat as owner of such shares of Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

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5.4.          Shares to be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

5.5.          Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice until this Section 5.5. Any notice shall be deemed duly given when sent via email or when sent certified mail 9returen receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.6           Stockholder Approval. The Plan will be submitted for approval by the Company’s stockholders within twelve months after the date the Plan was initially adopted by the Board. The Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the stockholders, and if such approval has not been obtained by the d of said twelve month period, the Option shall thereupon be cancelled and become null and void.

5.8           Governing Law, Severability. This Agreement shall be administered, interpreted, and enforced un the laws of the State of Nevada, without regard to the conflicts of law principles thereof. Should any provision o this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.9           Conformity to Securities Law. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rule, and regulations. TO the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.10         Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by participant or such other person as may be permitted to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Company.

5.11         Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.2, this Agreement shall be binding upon Participant and his or her heirs, executors, administrations, successors, and assigns.

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5.12         Notification of Disposition. If this Option is designate as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares or (b) within one year after the transfer of such shares to him or her. Such notice shall specify the date of such disposition or other transfer and the amount realized, in chase, other property, assumption of indebtedness or other consideration, by Participant such disposition or other transfer.

5.13         Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under section 16 of the Exchange Act (including any amendment to Rule 16b-3 of Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.14.        Entire Agreement. The Plan and this Agreement (including all Exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

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Exhibit B

Stock Option Exercise Notice

Effective as of today, _______________, the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase the number of shares of common stock specified below (the “Shares”) of Zoned Properties, Inc., a Nevada Corporation (the “Company”), under and pursuant to the Zoned Properties, Inc. 2014 Employee Stock Option Plan (the “Plan”) and the Stock Option Grant Notice and Stock Option Agreement dates as of (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Plan and if not defining in the Plan, the Option Agreement.

Grant Date:  ___________________

Number of Shares to be Exercised:  ___________________

Exercise Price per Share: $1.00

Total Exercise Price:  ___________________

Certificate to be issued in name of:  ___________________

Payment Delivered herewith:  ___________________

Form of Payment:____________

Type of Option:    ___ Incentive Stock Option    ___ Non-Qualified Stock Option

Participant acknowledges that Participant has receive, read and understood the Plan and the Option Agreement. Participant agrees to abide by and be bound by their terms and conditions. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax advisors participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and superseded in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Zoned Properties, Inc.	Participating Individual

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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Exhibit D

Vesting Schedule

VESTING SCHEDULE

The Option Shares shall be deemed earned and issued within 10 days of the occurrence of each of the following vesting dates:

Vesting Date	Number of Shares	Service Period (Begin/End Date)(1)
July 1, 2015	125,000	May 1, 2015 to June 30, 2015
October 1, 2015	125,000	July 1, 2015 to October 30, 2015
January 1, 2016	125,000	September 1, 2015 to December 30, 2015
April 1, 2016	125,000	January 1, 2016 to March 30, 2016
July 1, 2016	125,000	May 1, 2016 to June 30, 2016
October 1, 2016	125,000	July 1, 2016 to October 30, 2016
January 1, 2017	125,000	September 1, 2016 to December 30, 2016
April 1, 2017	125,000	January 1, 2017 to March 30, 2017
Total	1,000,000